Exhibit 10.13

FIRST AMENDMENT TO THE

EMPLOYMENT AGREEMENT BETWEEN BETH P. HECHT (“EXECUTIVE”)

AND XERIS PHARMACEUTICALS, INC. (“COMPANY”)

THIS FIRST AMENDMENT (this “Amendment”) to the Employment Agreement dated June 10, 2018 between Executive and the Company (the “Employment Agreement”) is made effective as of January 1, 2019. Capitalized terms used herein, and not otherwise defined shall have the meanings ascribed thereto in the Employment Agreement.

RECITALS

WHEREAS, the parties desire to amend the Employment Agreement as set forth herein.

NOW, THEREFORE, the Agreement is hereby amended and modified as follows:

1.    Amendments.

a)    Sections 1(b) and (c) are hereby deleted in their entirety and replaced with the following:

“(b) Position and Duties. During the Term, the Executive shall serve as the Senior Vice President, General Counsel and Corporate Secretary of the Company, and shall have supervision and control over and responsibility for the day-to-day business and affairs of the Company and shall have such other powers and duties as may from time to time be prescribed by the Board of Directors of the Company (the “Board”), the Chief Executive Officer of the Company (the “CEO”) or other authorized executive. The Executive shall devote her full working time to the business and affairs of the Company. Notwithstanding the foregoing, the Executive shall be permitted to (i) serve as an outside director on the Neos Therapeutics Inc. Board of Directors; (ii) continue to serve as a consultant to Auven Therapeutics, and (iii) serve on other boards of directors, with the approval of the Board, or engage in religious, charitable or other community activities as long as such services and activities are disclosed to the Board and do not materially interfere with the Executive’s performance of her duties to the Company as provided in this Agreement.

(c) Location. The Executive shall perform her duties at her home office in Delray Beach, Florida or a workspace provided by the Company in Delray Beach, Florida. The Executive shall be available for travel for the performance of the Executive’s job duties from time to time.”

b)    The first sentence in Section 2(a) is hereby deleted in its entirety and replaced with the following: “During the Term, the Executive’s annual base salary shall be $364,000.” The remainder of Section 2(a) shall remain unchanged.

2.    Miscellaneous.

a)    Except for the specific amendments set forth in Section 1 above, the other terms of the Employment Agreement remain unchanged and in full force and effect.

b)    This Amendment may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

XERIS PHARMACEUTICALS, INC.

By:
Name: Paul Edick
Title: Chairman and CEO

EXECUTIVE

By:
Name: Beth P. Hecht